Exhibit 99.1

FOR IMMEDIATE RELEASE

Silver Spike Acquisition Corp II Receives Expected Notification from Nasdaq Related to Delayed Quarterly Report

New York – June 4, 2021 – Silver Spike Acquisition Corp II (the “Company”) today announced it received a notice on May 28, 2021 from the Nasdaq Capital Market (“Nasdaq”) indicating that as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Quarterly Report”), the Company no longer complies with the continued listing requirements set forth in Section 5250(c)(1) of the Nasdaq Stock Market Rules. The notice has no immediate impact on the listing of the Company’s securities, which will continue to trade on the Nasdaq, subject to the Company’s compliance with other applicable continued listing requirements.

On April 12, 2021 the Staff of the U.S. Securities and Exchange Commission (the “SEC”) released the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Staff Statement”). The Staff Statement sets forth the conclusion of the SEC’s Office of the Chief Accountant that certain provisions included in the warrant agreements entered into by many SPACs, such as the Company, require such warrants to be accounted for as liabilities measured at fair value, rather than as equity securities, with changes in fair value during each financial reporting period reported in earnings. The Company has previously classified its private placement warrants and public warrants as equity.

Given the scope of the process for evaluating the impact of the Staff Statement on the Company’s financial statements, the Company was unable to complete and file its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Quarterly Report”) by the required due date of May 17, 2021. On May 17, 2021, the Company filed a Form 12b-25 Notification of Late Filing with the SEC related to the Quarterly Report. The Company is working diligently to prepare and file the Amended Annual Report and the Quarterly Report as soon as reasonably practicable.

The notice advises that under the Nasdaq’s rules, the Company has 60 calendar days to submit a plan to regain compliance and, if Nasdaq accepts such plan, it can grant an exception of up to 180 calendar days from the filing’s due date, or until November 22, 2021, to regain compliance.

About Silver Spike Acquisition Corp II

Silver Spike Acquisition Corp II was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus on businesses in the cannabis industry that are compliant with all applicable laws and regulations within the jurisdictions in which they are located or operate.

Cautionary Statement Concerning Forward-Looking Statements

This press release may include 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as 'anticipate,' 'believe,' 'estimate,' 'expect,' 'intend' and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company's filings with the Securities and Exchange Commission ('SEC'). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus for the Company's initial public offering filed with the SEC. Copies of such filings are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

For more information, please contact:

Silver Spike Acquisition Corp II
Bill Healy, bill@silverspikecap.com
(212) 905-4933